Exhibit 99.1

EyePoint Pharmaceuticals Announces 2022 Clinical Plans and Highlights Recent Corporate and Clinical Achievements

– Updated results from the Phase 1 DAVIO study of EYP-1901 for wet AMD continue to show positive safety and efficacy results out to eight months. Further results to be presented at the February Angiogenesis 2022 virtual meeting –

– Phase 2 study for EYP-1901 in wet AMD expected to initiate in Q3 2022 guided by positive Type C meeting with FDA –

– Announces appointment of Michael C. Pine as Chief Corporate Development and Strategy Officer –

– Record customer demand in Q4 2021 for YUTIQ® and DEXYCU® of approximately 650 and 13,800, units and increases of 16% and 5%, respectively from Q3 2021 –

– DEXYCU alliance with Harrow Health continues EyePoint’s pivot to being a retina-focused company –

– Cash and investments of approximately $210M at December 31, 2021 –

WATERTOWN, Mass, January 10, 2022 (GLOBE NEWSWIRE) – EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a pharmaceutical company committed to developing and commercializing therapeutics to help improve the lives of patients with serious eye disorders, today announced its 2022 clinical pipeline plans and highlighted recent corporate achievements driven by its lead pipeline candidate, EYP-1901, a potential six-month intravitreal treatment targeting wet age-related macular degeneration (wet AMD).

“We are extremely proud of our significant progress and growth in 2021, as we successfully initiated, enrolled and reported positive data for our Phase 1 study of EYP-1901 for wet AMD, positioning the program for multiple Phase 2 trials in 2022 after a positive Type C meeting with the FDA in December and bringing us closer to potentially changing the standard of care for patients,” said Nancy Lurker, Chief Executive Officer of EyePoint Pharmaceuticals. “We also significantly improved our balance sheet and ended 2021 with approximately $210 million in cash and investments, providing us with a strong foundation as we work to expand our pipeline with additional programs.”

Ms. Lurker continued, “As we look ahead to 2022, EyePoint is focused on pipeline growth and expansion, with the ultimate goal of improving the lives of patients with serious eye disorders and bringing innovative products to patients in the United States and around the world. We look forward to continued advancement of our programs through clinical development, while also positioning our commercial franchises, DEXYCU® and YUTIQ®, to breakeven in 2022.”

2022 Clinical Plans

•

Updated eight-month data from the Phase 1 DAVIO study of EYP-1901 for wet AMD has 7 of 17 patients (41%) out to eight months rescue free and continued positive safety profile. Detailed data will be presented on February 12, 2022 at the Angiogenesis 2022 virtual meeting.

•

Initiate a randomized, controlled Phase 2 study of EYP-1901 for wet AMD in Q3 2022. The twelve-month wet AMD Phase 2 trial is expected to enroll 144 patients, randomly assigned to one of two doses of EYP-1901(approximately 2mg or 3mg) or aflibercept control with efficacy endpoints of change in BCVA (best corrected visual acuity), change in CST (central subfield thickness as measured by OCT), time to rescue and safety.
•	Initiate a randomized, controlled Phase 2 study of EYP-1901 in diabetic retinopathy (DR) in 2H 2022.
•	Continue investment in clinical and R&D organization to support pipeline expansion and growth.

Recent Company Highlights

Research and Development

•	Completed a collaborative and positive Type C meeting with the FDA on December 1, 2021, obtaining specific guidance on both Phase 2 and future pivotal studies for EYP-1901.
•

Reported positive interim six-month safety and efficacy data from Phase 1 DAVIO study of EYP-1901 for the potential treatment of wet AMD at the American Academy of Ophthalmology annual meeting in November 2021.

Corporate

•	Q4 2021 customer demand of approximately 650 units of YUTIQ and 13,800 units for DEXYCU, compared to approximately 560 units and 13,100 units, respectively for Q3 2021.
•	Approximately $210M in cash and investments at December 31, 2021 including over $230 million in proceeds from two successful follow-on offerings during the year.
•

Expanded U.S. commercial alliance with Harrow Health’s division ImprimisRx, whereby ImprimisRx will assume full responsibility for U.S. sales and marketing activities of DEXYCU and absorb the majority of EyePoint’s DEXYCU commercial organization. EyePoint has retained DEXYCU’s NDA, revenue recognition, manufacturing and distribution responsibilities for all markets. This transaction continues EyePoint’s pivot to being a retina-focused ophthalmology company.

•

Strengthened leadership team with the appointment of Dr. Jay Duker, MD, to Chief Operating Officer in November 2021 and Michael C. Pine as Chief Corporate Development and Strategy Officer in January 2022.

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals (Nasdaq: EYPT) is a pharmaceutical company committed to developing and commercializing therapeutics to help improve the lives of patients with serious eye disorders. The Company's pipeline leverages its proprietary Durasert® technology for sustained intraocular drug delivery including EYP-1901, a potential six-month intravitreal anti-VEGF treatment initially targeting wet age-related macular degeneration. The Company has two commercial products: YUTIQ®, for the treatment of chronic non-infectious uveitis affecting the posterior segment of the eye, and DEXYCU®, for the treatment of postoperative inflammation following ocular surgery. DEXYCU is now sold in the U.S. by ImprimisRx, a division of Harrow Health.  EyePoint Pharmaceuticals is headquartered in Watertown, Massachusetts.

EYEPOINT PHARMACEUTICALS SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the use of proceeds for the offering and other statements identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,”

“estimates,” “may,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause EyePoint’s actual results to be materially different than those expressed in or implied by EyePoint’s forward-looking statements. For EyePoint, this includes uncertainties regarding the timing and clinical development of our product candidates, including EYP-1901; the effectiveness and timeliness of clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the continued impact of the COVID-19 pandemic on EyePoint's business, the medical community and the global economy and the impact of general business and economic conditions; the success of current and future license agreements; protection of our intellectual property and avoiding intellectual property infringement; retention of key personnel; manufacturing risks; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. EyePoint undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For EyePoint Pharmaceuticals:

Investors:

Christina Tartaglia

Stern IR

Direct: 212-698-8700

christina.tartaglia@sternir.com

Media Contact:

Amy Phillips

Green Room Communications

Direct: 412-327-9499

aphillips@greenroompr.com